Exhibit 99.1

FOR IMMEDIATE RELEASE
Nasdaq Capital Markets - GTIM

GOOD TIMES RESTAURANTS REPORTS Q3 RESULTS
Good Times’ Same Store Sales Increase 3.7%
Bad Daddy’s Adjusted Same Store Sales Increase 1.0%
Total Revenues +20%
Conference Call Thursday, August 10, 2017, at 3:00 p.m. MT/5:00 p.m. ET

(DENVER, CO) Good Times Restaurants Inc. (Nasdaq: GTIM), operator of Good Times Burgers & Frozen Custard, a regional quick service restaurant chain focused on fresh, high quality, all natural products and Bad Daddy’s Burger Bar, a full service, upscale concept today announced its preliminary unaudited financial results for the third fiscal quarter ended June 27, 2017.

Key highlights of the Company’s financial results include:

•
Same store sales for company-owned Good Times restaurants increased 3.7% for the quarter on top of last year’s decrease of 2.0%.  Year to date, same store sales increased 1.2% versus last year’s increase of 0.8%.

•
Bad Daddy’s same store sales increased 0.1% during the quarter over the prior year’s increase of 3.6%.  Excluding the Cherry Creek location which continues to be severely impacted by construction in the surrounding area, Bad Daddy’s same store sales increased 1.0% for the quarter.  Year to date, same store sales increased 1.7% versus last year’s increase of 3.8%.  Excluding the Cherry Creek location, same store sales increased 2.4% year to date.

•	Total revenues increased 20% to $21,702,000 for the quarter.

•	The Company opened three new Bad Daddy’s restaurants during the quarter for a total of five new restaurants opened so far in fiscal 2017 and expects three more to open by fiscal year end.

•	The Company opened one new Good Times restaurant during the year.

•
Sales for the Bad Daddy’s restaurants for the quarter increased 28% versus last year to $12,972,000 and Restaurant Level Operating Profit (a non-GAAP measure) increased 18% to $2,235,000 or 17.2% as a percent of sales*.

•	Adjusted EBITDA (a non-GAAP measure) for the quarter was $1,396,000 versus $1,432,000 last year*.

•	The Company ended the quarter with $4.1 million in cash and $4.1 million of long-term debt.

Boyd Hoback, President & CEO said “Given the macro consumer spending and competitive environments, we are pleased with our positive comp sales for both of our brands.  Our operating margins in the third quarter and in our guidance for the fiscal year are being negatively impacted by stubbornly high protein costs in beef, bacon and chicken as well as continued increases in our average hourly wages paid to our employees.  However, our new restaurants opened this year are generating above average sales and we are excited to get the next three open in August and September in Oklahoma and North Carolina.”

Regarding initial fiscal 2018 guidance, Hoback added “We continue to expect 40 to 50% annual growth in our Adjusted EBITDA for the next few years as we grow out of cash flow from operations while maintaining a relatively conservative level of senior debt on our balance sheet.  We have leases signed or in final negotiations for our planned fiscal 2018 growth in North Carolina, Tennessee, Georgia and Oklahoma.”

Fiscal 2017 Outlook:

The Company provided the following guidance for fiscal 2017:

•	Total revenues of approximately $78 million to $79 million with a year-end revenue run rate of approximately $92 million

•	Total revenue estimates assume same store sales of approximately +3% for Good Times and flat to slightly negative for Bad Daddy’s in Q4

•	General and administrative expenses of approximately $7.0 million, including approximately $800,000 of non-cash equity compensation expense

•	The opening of a total of 8 new Bad Daddy’s restaurants (including 3 joint venture units) and 1 new Good Times restaurant

•	Total Adjusted EBITDA* of approximately $3.5 million to $3.7 million

•	Restaurant pre-opening expenses of approximately $2.5 million

•
Capital expenditures (net of tenant improvement allowances and sales-leaseback proceeds) of approximately $11 to $11.5 million including approximately $1.0 to $1.5 million related to fiscal 2018 development

•	Fiscal year end long term debt of approximately $5.0 to $5.5 million

Fiscal 2018 Outlook:

The Company provided the following initial guidance for fiscal 2018:

•	Total revenues of approximately $100 million to $102 million with a year-end revenue run rate of approximately $108 million to $110 million

•	Total revenue estimates assume same store sales of approximately +3% to +3.5% for Good Times and +1% to +2% for Bad Daddy’s

•	General and administrative expenses of approximately $8.0 to $8.2 million, including approximately $700,000 of non-cash equity compensation expense

•	The opening of a total of 7 new Bad Daddy’s restaurants (including 2 joint venture units)

•	Total Adjusted EBITDA* of approximately $5.0 million to $5.5 million

•	Restaurant pre-opening expenses of approximately $2 million to $2.5 million

•	Capital expenditures (net of tenant improvement allowances) of approximately $10 million

•	Fiscal year end long term debt of approximately $11.0 - $11.5 million

*For a reconciliation of restaurant level operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information schedules accompanying this release.

Conference Call: Management will host a conference call to discuss its third quarter 2017 financial results on Thursday, August 10 at 3:00 p.m. MT/5:00 p.m. ET.  Hosting the call will be Boyd Hoback, President and Chief Executive Officer, and Jim Zielke, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (888) 339-0806 and requesting the Good Times Restaurants (GTIM) call.  The conference call will also be webcast live from the Company's corporate website www.goodtimesburgers.com under the Investor section.  An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About Good Times Restaurants Inc.: Good Times Restaurants Inc. (GTIM) operates Good Times Burgers & Frozen Custard, a regional chain of quick service restaurants located primarily in Colorado, through its wholly-owned subsidiary, Good Times Drive Thru Inc.  Good Times provides a menu of high quality all natural hamburgers, 100% all natural chicken tenderloins, fresh frozen custard, natural cut fries, fresh lemonades and other unique offerings.  Good Times currently operates and franchises a total of 38 restaurants.

GTIM also owns, operates, franchises and licenses 23 Bad Daddy’s Burger Bar restaurants through its wholly-owned subsidiaries.  Bad Daddy’s Burger Bar is a full service, upscale, “small box” restaurant concept featuring a chef driven menu of gourmet signature burgers, chopped salads, appetizers and sandwiches with a full bar and a focus on a selection of craft microbrew beers in a high-energy atmosphere that appeals to a broad consumer base.

Good Times Forward Looking Statements: This press release contains forward looking statements within the meaning of federal securities laws.  The words “intend,” “may,” “believe,” “will,” “should,” “anticipate,” “expect,” “seek” and similar expressions are intended to identify forward looking statements.  These statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from results expressed or implied by the forward-looking statements.  These risks include such factors as the uncertain nature of current restaurant development plans and the ability to implement those plans and integrate new restaurants, delays in developing and opening new restaurants because of weather, local permitting or other reasons, increased competition, cost increases or shortages in raw food products, and other matters discussed under the “Risk Factors” section of Good Times’ Annual Report on Form 10-K for the fiscal year ended September 27, 2016 filed with the SEC.  Although Good Times may from time to time voluntarily update its forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

GOOD TIMES RESTAURANTS INC. INVESTOR RELATIONS CONTACTS:
Boyd E. Hoback, President and CEO, (303) 384-1411
Jim Zielke, Chief Financial Officer (303) 384-1432
Christi Pennington (303) 384-1440

Good Times Restaurants Inc.
Unaudited Supplemental Information
(In thousands, except per share amounts)

	Third Quarter		Year to Date
Statement of Operations	2017	2016	2017	2016
Net revenues:
Restaurant sales	$21,518	$17,879	$55,981	$46,676
Franchise Revenues	184	187	515	546
Total net revenues	21,702	18,066	56,496	47,222
Restaurant Operating Costs:
Food and packaging costs	6,822	5,563	17,591	14,853
Payroll and other employee benefit costs	7,546	6,064	20,216	16,230
Restaurant occupancy costs	1,484	1,309	4,207	3,603
Other restaurant operating costs	1,896	1,546	5,003	4,129
New store preopening costs	819	127	1,737	1,428
Depreciation and amortization	753	584	2,086	1,592
Total restaurant operating costs	19,320	15,193	50,840	41,835
General and administrative costs	1,831	1,585	5,222	4,701
Advertising costs	514	419	1,357	1,137
Franchise costs	28	28	80	82
Loss (gain) on restaurant asset sale	(6)	(7)	(17)	(19)
Income (loss) from operations	15	848	(986)	(514)
Other income (expense):
Interest income (expense), net	(49)	(24)	(105)	(90)
Other income (expense), net	(1)	(1)	(1)	(1)
Total other income (expense), net	(50)	(25)	(106)	(91)
Net Income (loss)	$(35)	$823	$(1,092)	$(605)
Income attributable to non-controlling interest	(212)	(276)	(499)	(645)
Net loss attributable to Good Times Restaurants Inc.	$(247)	$547	$(1,591)	$(1,250)
Basic and diluted loss per share	$(0.02)	$0.04	$(0.13)	$(0.10)
Basic weighted average common shares outstanding	12,301	12,271	12,297	12,265
Diluted weighted average common shares outstanding	12,301	12,544	12,297	12,265

Good Times Restaurants Inc.
Unaudited Supplemental Information
($ in thousands)

	Jun. 27, 2017	Sep. 27, 2016
Balance Sheet Data
Cash & cash equivalents	$4,084	$6,330
Current assets	6,424	7,793
Property and Equipment, net	27,445	19,692
Other assets	19,395	19,392
Total assets	$53,264	$46,877

Current liabilities, including capital lease obligations and long-term debt due within one year	6,366	5,122
Long-term debt due after one year	4,144	19
Other liabilities	5,378	3,938
Total liabilities	$15,888	$9,079
Stockholders’ equity	$37,376	$37,798

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar
	Third Quarter		Year to Date		Third Quarter		Year to Date
	2017	2016	2017	2016	2017	2016	2017	2016
Restaurant Sales	$8,546	$7,715	$22,310	$21,362	$12,972	$10,164	$33,671	$25,314
Restaurants open during period	0	0	1	0	3	1	5	5
Restaurants open at period end	28	27	28	27	21	15	21	15
Restaurant operating weeks	364.0	351.0	1,068.3	1,056.9	249.6	194.6	690.9	514.9
Average weekly sales per restaurant	$23.5	$22.0	$20.9	$20.2	$52.0	$52.2	$48.7	$49.2

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	------------------------------------------------------------------Fiscal Third Quarter----------------------------------------------------------
	2017		2016		2017		2016		2017	2016
Restaurant Sales	$8,546	100.0%	$7,715	100.0%	$12,972	100.0%	$10,164	100.0%	$21,518	$17,879
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	2,792	32.7%	2,480	32.1%	4,030	31.1%	3,083	30.3%	6,822	5,563
Payroll and other employee benefit costs	2,845	33.3%	2,443	31.7%	4,701	36.2%	3,621	35.6%	7,546	6,064
Restaurant occupancy costs	693	8.1%	676	8.8%	791	6.1%	633	6.2%	1,484	1,309
Other restaurant operating costs	680	8.0%	608	7.9%	1,216	9.4%	938	9.2%	1,896	1,546
Restaurant-level operating profit	$1,536	18.0%	$1,508	19.5%	$2,234	17.2%	$1,889	18.6%	3,770	3,397
Franchise royalty income, net									184	187
Deduct - Other operating:
Depreciation and amortization									753	584
General and administrative									1,831	1,585
Advertising costs									514	419
Franchise costs									28	28
Loss (gain) on restaurant asset sale									(6)	(7)
Preopening costs									819	127
Total other operating									3,939	2,736
Loss from Operations									$15	$848

Certain percentage amounts in the table above do not total due to rounding.

Reconciliation of Non-GAAP Measurements to US GAAP Results

Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss from Operations
(In thousands, except percentage data)

	Good Times Burgers & Frozen Custard				Bad Daddy’s Burger Bar				Good Times Restaurants Inc.
	------------------------------------------------------------------------Year to Date----------------------------------------------------------------
	2017		2016		2017		2016		2017	2016
Restaurant Sales	$22,310	100.0%	$21,362	100.0%	$33,671	100.0%	$25,314	100.0%	$55,981	$46,676
Restaurant Operating Costs (exclusive of depreciation and amortization shown separately below):
Food and packaging costs	7,191	32.2%	6,916	32.4%	10,400	30.9%	7,937	31.4%	17,591	14,853
Payroll and other employee benefit costs	7,706	34.5%	7,026	32.9%	12,510	37.2%	9,204	36.4%	20,216	16,230
Restaurant occupancy costs	2,075	9.3%	2,025	9.5%	2,132	6.3%	1,578	6.2%	4,207	3,603
Other restaurant operating costs	1,833	8.2%	1,734	8.1%	3,170	9.4%	2,395	9.5%	5,003	4,129
Restaurant-level operating profit	$3,505	15.7%	$3,661	17.1%	$5,459	16.2%	$4,200	16.6%	8,964	7,861
Franchise royalty income, net									515	546
Deduct - Other operating:
Depreciation and amortization									2,086	1,592
General and administrative									5,222	4,701
Advertising costs									1,357	1,137
Franchise costs									80	82
Loss (gain) on restaurant asset sale									(17)	(19)
Preopening costs									1,737	1,428
Total other operating									10,465	8,921
Loss from Operations									$(986)	$(514)

Certain percentage amounts in the table above do not total due to rounding.

The Company believes that restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenues minus restaurant-level operating costs, excluding restaurant closures and impairment costs. The measure includes restaurant level occupancy costs, which include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance and other property costs, but excludes depreciation.  The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general and administrative costs, and therefore excludes occupancy costs associated with selling, general and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies. The tables above set forth certain unaudited information for the fiscal third quarters and year to date for fiscal 2017 and fiscal 2016, expressed as a percentage of total revenues, except for the components of restaurant operating costs, which are expressed as a percentage of restaurant revenues.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(In thousands)

Good Times Restaurants Inc.

	Third Quarter		Year to Date
	2017	2016	2017	2016
Net gain (loss) as reported	$(247)	$547	$(1,591)	$(1,250)
Adjustments to net loss:
Depreciation and amortization	727	558	2,001	1,506
Interest expense, net	50	24	108	90
EBITDA	$530	$1,129	$518	$346
Preopening costs	685	127	1,400	1,428
Non-cash stock based compensation	205	177	609	532
GAAP rent in excess of cash rent	(18)	6	(34)	30
Non-cash disposal of assets	(6)	(7)	(17)	(19)
Adjusted EBITDA	$1,396	$1,432	$2,476	$2,317

Adjusted EBITDA is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. This measure is presented because we believe that investors' understanding of our performance is enhanced by including this non-GAAP financial measure as a reasonable basis for evaluating our ongoing results of operations.

Adjusted EBITDA is calculated as net income before interest expense, provision for income taxes and depreciation and amortization and further adjustments to reflect the additions and eliminations presented in the table above.

Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and asset disposals, closure costs and restaurant impairments and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.